Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 15, 2016, relating to the financial statements of Spire Inc. and subsidiaries, and the effectiveness of Spire Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Spire Inc. for the year ended September 30, 2016.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
December 12, 2016